Exhibit 99.1

Conference Call and Webcast

Today, November 7, 2022 at 10:00 a.m. ET

773-305-6853, conference ID 9182446 or www.bbgi.com

Replay information provided below

CONTACT:
B. Caroline Beasley	Joseph Jaffoni, Jennifer Neuman
Chief Executive Officer	JCIR
Beasley Broadcast Group, Inc.	212/835-8500 or bbgi@jcir.com
239/263-5000 or ir@bbgi.com

BEASLEY BROADCAST GROUP THIRD QUARTER NET REVENUE RISES 1.5% TO $63.8 MILLION

Digital Revenue Increased 23.1% Year-over-Year

NAPLES, Florida, November 7, 2022 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (“Beasley” or the “Company”), a multi-platform media company, today announced operating results for the three- and nine-month periods ended September 30, 2022.

Summary of Third Quarter and Year-to-Date Results

In millions, except per share data	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net revenue	$63.8	$62.9	$184.4	$170.7
Operating income (loss) [1]	4.7	4.9	(2.6)	8.1
Net income (loss) [1]	0.5	(1.6)	(17.5)	(12.1)
Net income (loss) per diluted share [1]	$0.02	($0.06)	($0.60)	($0.41)
Station operating income (SOI - non-GAAP)	12.3	11.7	29.2	28.0

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Operating loss and net loss per diluted share reflect a $10.5 million non-cash impairment loss in the nine months ended September 30, 2022. Net loss per diluted share reflect a $5.0 million loss on extinguishment of long-term debt in the nine months ended September 30, 2021.

Net revenue during the three months ended September 30, 2022 increased 1.5% to $63.8 million, primarily reflecting a year-over-year increase in digital revenue, political and other revenue, partially offset by a slight decrease in audio revenue related to softness in the national agency business.

Beasley reported operating income of $4.7 million in the third quarter of 2022 compared to $4.9 million in the third quarter of 2021, this slight decrease was driven by a $1.2 million increase in corporate expenses related to investments in our digital business as well as severance expense, partially offset by a year-over-year increase in Station Operating Income (SOI, a non-GAAP financial measure).

Third quarter 2022 interest expense decreased 5.7% to $6.6 million compared to interest expense of $7.0 million in the prior year period, due to Beasley’s repurchase of its senior secured notes over the past two quarters.

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Beasley Broadcast Group, 11/7/22	page 2

Beasley reported net income of $0.5 million, or $0.02 per diluted share, in the three months ended September 30, 2022, compared to a net loss of $1.6 million, or $0.06 per diluted share, in the three months ended September 30, 2021.

SOI increased by 5.1% to $12.3 million in the third quarter of 2022, up from $11.7 million in the third quarter of 2021. The increase is primarily attributable to higher net revenue, which more than offset higher operating expenses.

Please refer to the “Calculation of SOI” and “Reconciliation of Net Income (Loss) Attributable to BBGI Stockholders to SOI” tables at the end of this announcement for a discussion regarding SOI calculations.

Commenting on the financial results, Caroline Beasley, Chief Executive Officer, said, “Beasley delivered another strong period of operating and financial performance, reflecting the ongoing success of our digital transformation and revenue diversification strategies. Top-line growth was the primary factor contributing to a 5.1% year-over-year increase in SOI to $12.3 million and was driven by continued strength in local audio advertising and impressive growth in our digital business.

“Regarding the economic environment, like many companies, we are managing through some challenging market conditions with a focus on what we can control. We continue to experience increased volatility in national spot advertising, which accounted for approximately 15% of our third quarter net revenues. The ongoing strength of our digital and local audio advertising revenues is helping us to partially offset these declines. We are also taking actions on the expense side, and have implemented approximately $10.0 million in expense reductions, of which roughly half were from a reduction to headcount.

“Digital remains a key component of our revenue diversification strategy. Digital revenue increased 23.1% year-over-year representing 16.0% of total third quarter revenues, while our digital margin improved. Our digital performance benefitted from a first full quarter contribution from the white label digital agency we acquired in late June, which we believe will continue to accelerate our digital revenue growth and provide meaningful synergies with our growing digital platform. In both the second and third quarters, digital revenue accounted for a larger share of our revenue than national advertising, and we expect this revenue source to continue offsetting national spot weakness in the coming quarters.

“Total outstanding debt as of September 30, 2022 was $290.0 million. During the quarter, we repurchased $5.0 million aggregate principal amount of our senior secured notes for an aggregate price equal to 77% of the principal amount and recorded an aggregate gain of $1.0 million as a result of the repurchases. Beasley had $32.8 million of cash and cash equivalents on hand at quarter end. We intend to keep our cash on the balance sheet in order to maintain our strong liquidity position, given the uncertain economic environment.

“In summary, we believe these results demonstrate the strength and relevance of our industry-leading audio and digital content, as well as our teams’ extraordinary efforts to serve our listeners, customers and communities through challenging circumstances. And while we cannot control how the economic situation evolves in the coming months, we have already taken decisive steps to mitigate the impact of near-term headwinds and drive continued progress against our long-term growth strategy. Looking ahead, we will continue to focus on maximizing our growth opportunities, managing our expenses and capital structure, serving our audiences and advertisers and delivering results for our stockholders.”

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Beasley Broadcast Group, 11/7/22	page 3

Conference Call and Webcast Information

The Company will host a conference call and webcast today, November 7, 2022, at 10:00 a.m. ET to discuss its financial results and operations. To access the conference call, interested parties may dial 773-305-6853, conference ID 9182446 (domestic and international callers). Participants can also listen to a live webcast of the call at the Company’s website at www.bbgi.com. Please allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the webcast can be accessed for five days on the Company’s website, www.bbgi.com.

Questions from analysts, institutional investors and debt holders may be e-mailed to ir@bbgi.com at any time up until 9:00 a.m. ET on Monday, November 7, 2022. Management will answer as many questions as possible during the conference call and webcast (provided the questions are not addressed in their prepared remarks).

About Beasley Broadcast Group

Celebrating its 61st anniversary this year, Beasley Broadcast Group, Inc., (www.bbgi.com) was founded in 1961 by George G. Beasley. Beasley Broadcast Group owns and operates 61 AM and FM stations in 14 large- and mid-size markets in the United States. Beasley radio stations reach approximately 20 million unique consumers weekly over-the-air, online and on smartphones and tablets, and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, Twitter, text, apps and email. For more information, please visit www.bbgi.com.

For further information, or to receive future Beasley Broadcast Group news announcements via e-mail, please contact Beasley Broadcast Group, at 239-263-5000 or email@bbgi.com, or Joseph Jaffoni, JCIR, at 212-835-8500 or bbgi@jcir.com.

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

SOI is a measure widely used in the radio broadcast industry. The Company recognizes that because SOI is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies. However, management believes that SOI provides meaningful information to investors because it is an important measure of how effectively we operate our business (i.e., operate radio stations) and assists investors in comparing our operating performance with that of other radio companies.

Note Regarding Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “looking ahead,” “intends,” “believes,” “expects,” “seek,” “will,” “should,” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Key risks are described in the Company’s reports filed with the Securities and Exchange Commission (“SEC”) including its annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

•

the effects of the COVID-19 pandemic, including its potential effects on the economic environment and our results of operations, liquidity and financial condition, and the increased risk of impairments of our FCC licenses and/or goodwill;

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Beasley Broadcast Group, 11/7/22	page 4

•	external economic forces that could have a material adverse impact on our advertising revenues and results of operations;

•	the ability of our radio stations to compete effectively in their respective markets for advertising revenues;

•	our ability to develop compelling and differentiated digital content, products and services;

•	audience acceptance of our content, particularly our radio programs;

•	our ability to respond to changes in technology, standards and services that affect the radio industry;

•	our dependence on federally issued licenses subject to extensive federal regulation;

•	actions by the FCC or new legislation affecting the radio industry;

•	increases to royalties we pay to copyright owners or the adoption of legislation requiring royalties to be paid to record labels and recording artists;

•	our dependence on selected market clusters of radio stations for a material portion of our net revenue;

•	credit risk on our accounts receivable;

•	the risk that our FCC licenses and/or goodwill could become impaired;

•	our substantial debt levels and the potential effect of restrictive debt covenants on our operational flexibility and ability to pay dividends;

•	the potential effects of hurricanes on our corporate offices and radio stations;

•	the failure or destruction of the internet, satellite systems and transmitter facilities that we depend upon to distribute our programming;

•	disruptions or security breaches of our information technology infrastructure;

•	the loss of key personnel;

•	our ability to integrate acquired businesses and achieve fully the strategic and financial objectives related thereto and their impact on our financial condition and results of operations;

•	the fact that our Company is controlled by the Beasley family, which creates difficulties for any attempt to gain control of our Company; and

•	other economic, business, competitive, and regulatory factors affecting our business, including those set forth in our filings with the SEC.

Our actual performance and results could differ materially because of these factors and other factors discussed in our SEC filings, including but not limited to our annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of November 7, 2022, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

-tables follow-

Beasley Broadcast Group, 11/7/22	page 5

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net revenue	$63,823,288	$62,902,935	$184,354,006	$170,689,680

Operating expenses:
Operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below)	51,511,699	51,186,064	155,147,840	142,648,355
Corporate expenses (including stock-based compensation)	5,132,362	3,980,815	13,933,292	11,843,958
Depreciation and amortization	2,456,646	2,843,350	7,423,648	8,646,174
Impairment losses	—	—	10,476,323	—
Gain on disposition	—	—	—	(191,988)
Other operating income, net	—	—	—	(400,000)
Total operating expenses	59,100,707	58,010,229	186,981,103	162,546,499

Operating income (loss)	4,722,581	4,892,706	(2,627,097)	8,143,181
Non-operating income (expense):
Interest expense	(6,621,540)	(7,021,577)	(20,293,794)	(19,665,017)
Loss on extinguishment of long-term debt	—	—	—	(4,996,731)
Other income, net	1,166,430	12,186	1,357,512	58,679

Loss before income taxes	(732,529)	(2,116,685)	(21,563,379)	(16,459,888)
Income tax benefit	(1,252,669)	(515,380)	(3,874,646)	(4,417,660)

Income (loss) before equity in earnings of unconsolidated affiliates	520,140	(1,601,305)	(17,688,733)	(12,042,228)
Equity in earnings of unconsolidated affiliates, net of tax	(22,072)	(19,018)	141,154	(75,042)

Net income (loss)	498,068	(1,620,323)	(17,547,579)	(12,117,270)
Earnings attributable to noncontrolling interest	—	—	—	129,249

Net income (loss) attributable to BBGI stockholders	$498,068	$(1,620,323)	$(17,547,579)	$(11,988,021)

Basic and diluted net income (loss) per share	$0.02	$(0.06)	$(0.60)	$(0.41)

Basic common shares outstanding	29,546,324	29,254,609	29,445,998	29,263,963

Diluted common shares outstanding	29,715,361	29,254,609	29,445,998	29,263,963

Selected Balance Sheet Data - Unaudited

(in thousands)

	September 30, 2022	December 31, 2021
Cash and cash equivalents	$32,849	$51,379
Working capital	45,985	67,696
Total assets	744,983	762,088
Long-term debt, net of unamortized debt issuance costs	285,105	293,790
Stockholders’ equity	$246,284	$263,082

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Beasley Broadcast Group, 11/7/22	page 6

Selected Statement of Cash Flows Data – Unaudited

	Nine Months Ended September 30,
	2022	2021
Net cash provided by (used in) operating activities	$2,291,387	$(5,977,001)
Net cash used in investing activities	(12,033,625)	(342,250)
Net cash provided by (used in) financing activities	(8,787,536)	33,701,577

Net increase (decrease) in cash and cash equivalents	$(18,529,774)	$27,382,326

Calculation of SOI – Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net revenue	$63,823,288	$62,902,935	$184,354,006	$170,689,680
Station operating expenses	(51,511,699)	(51,186,064)	(155,147,840)	(142,648,355)

SOI	$12,311,589	$11,716,871	$29,206,166	$28,041,325

Reconciliation of Net Income (Loss) Attributable to BBGI Stockholders to SOI - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss) attributable to BBGI stockholders	$498,068	$(1,620,323)	$(17,547,579)	$(11,988,021)
Corporate expenses	5,132,362	3,980,815	13,933,292	11,843,958
Depreciation and amortization	2,456,646	2,843,350	7,423,648	8,646,174
Impairment losses	—	—	10,476,323	—
Gain on dispositions	—	—	—	(191,988)
Other operating income, net	—	—	—	(400,000)
Interest expense	6,621,540	7,021,577	20,293,794	19,665,017
Loss on extinguishment of long-term debt	—	—	—	4,996,731
Other income, net	(1,166,430)	(12,186)	(1,357,512)	(58,679)
Income tax benefit	(1,252,669)	(515,380)	(3,874,646)	(4,417,660)
Equity in earnings of unconsolidated affiliates, net of tax	22,072	19,018	(141,154)	75,042
Earnings attributable to noncontrolling interest	—	—	—	(129,249)

SOI	$12,311,589	$11,716,871	$29,206,166	$28,041,325

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